UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2019

Instructure, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37629	26-3505687
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6330 South 3000 East, Suite 700, Salt Lake City, UT		84121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (800) 203-6755

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	INST	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A (the “Amendment”) is being filed as an amendment to the Current Report on Form 8-K filed on May 21, 2019 (the “Initial Form 8-K”). The sole purpose of this Amendment to correct a typographical error in the Initial Form 8-K. The Initial Form 8-K reported the provisional pro forma combined net loss for the three months ended March 31, 2018 as “$(15,53013)”, the provisional pro forma combined net loss for the three months ended March 31, 2018 should have been reported as “$(15,513)”. Other than the correction of the provisional pro forma combined net loss for the three months ended March 31, 2018, the Initial Form 8-K remains unchanged.

Item 2.02  Results of Operations and Financial Condition

As previously disclosed, Instructure, Inc. (the “Company”) acquired Portfolium, Inc. (“Portfolium”) via merger on February 21, 2019 and MasteryConnect, Inc. (“MasteryConnect”) via merger on April 5, 2019.

The following table presents the Company's unaudited, provisional pro forma combined revenue and pro forma combined net loss disclosures as required by the Financial Accounting Standards Board Accounting Standard Codification section 805-10-50-2(h) items 3 and 4, for the three months ended March 31, 2019 and 2018 as if the acquisitions of Portfolium and MasteryConnect had occurred on January 1, 2018. The unaudited, provisional pro forma combined GAAP financial information below is presented for illustrative purposes and does not purport to represent what the results of operations would actually have been if the business combination occurred as of the dates indicated or what the results would be for any future periods.

	Three months ended March 31,
	2019	2018
Pro forma revenue	$61,560	$50,807
Pro forma net loss(1)	(21,913)	(15,513)
Pro forma net loss per common share, basic and diluted	(0.61)	(0.48)

________

(1) Pro forma net loss excludes the deferred income tax benefit from business combination.

The Company reiterates its previously issued financial guidance with respect to revenue for the full year 2019. For the full year ending December 31, 2019, the Company expects revenue of approximately $257 to $260 million, of which the Company expects approximately $11 million of revenue to come from the acquisitions of both Portfolium and MasteryConnect.

Forward-Looking Statements

This current report on Form 8-K contains “forward-looking” statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s financial guidance for the full year ending December 31, 2019. These statements are not guarantees of future performance, but are based on management’s expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include the following: risks that the benefits from the acquisitions of Portfolium and MasteryConnect may not be fully realized or may take longer to realize than expected, including risks associated with the reaction to the acquisitions from such companies’ customers, employees, and counterparties; and the diversion of management time on acquisition-related issues, risks associated with anticipated growth in the Company’s addressable market; competitive factors, including changes in the competitive environment, pricing changes, sales cycle time and increased competition; the Company’s ability to build and expand its sales efforts; general economic and industry conditions; new application introductions and the Company’s ability to develop and deliver innovative applications and features; the Company's ability to provide high-quality service and support offerings; risks associated with international operations; and macroeconomic conditions. These and other important risk factors are described more fully in the Quarterly Report on Form 10-Q for the three months ended March 31, 2019, which was filed with the Securities and Exchange Commission (the “SEC”) on May 1, 2019, and other documents filed with the SEC and could cause actual results to vary from expectations. All information provided in this Form 8-K is as of the date hereof and Instructure undertakes no duty to update this information except as required by law.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 2.02 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Instructure, Inc.

Dated: May 21, 2019
	By:	/s/ Matthew A. Kaminer
Matthew A. Kaminer
Chief Legal Officer